Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Algorhythm Holdings, Inc. on Form S-3 (Nos. 333-269183 and 333-259341) and Form S-8 (No. 333-268106), of our report dated April 15, 2025, with respect to our audit of the consolidated financial statements of Algorhythm Holdings, Inc. as of December 31, 2024, and for the year ended December 31, 2024, included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ MARCUM LLP

Philadelphia, Pennsylvania

April 1, 2026